TAIT, WELLER & BAKER
                          Certified Public Accountants

                                                                   July 30, 1997



The Audit Committee
Citizens Trust
One Harbour Place
Portsmouth, New Hampshire  03801


Professional standards require that we advise you of the following matters relating to our recently concluded audits of Working Assets Money Market Portfolio, Citizens Income Portfolio, Citizens Index Portfolio, Citizens Emerging Growth Portfolio, Citizens Global Equity Portfolio, E-Fund Portfolio and Muir California Tax-Free Income Portfolio, each a series of shares of beneficial interest of Citizens Trust, on which we reported under date of July 25, 1997.

   Our Responsibility Under Generally Accepted Auditing Standards

   As stated in our engagement letter dated June 4, 1997, our responsibility as prescribed by professional standards, is to plan and perform our audits to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit in accordance with generally accepted auditing standards does not provide absolute assurance or guarantee the accuracy of the financial statements and financial highlights, and is subject to the inherent risk that errors or irregularities (or illegal acts), if they exist, have not been detected. Such standards also require that we obtain a sufficient understanding of the Funds' internal control structure to plan the audit. However, such understanding is required for the purpose of determining our audit procedures and not to provide any assurance concerning such internal control structure.

   Our Responsibility for Other Information in Documents Containing Audited Financial Statements

   Pursuant to professional standards, our responsibility for other information in documents containing the Funds' audited financial statements and financial highlights does not extend beyond the financial information identified in our report, and we are not required to perform procedures to corroborate such other information. However, in accordance with such standards, we have read the information in the Funds' currently effective Form N-1A and the Funds' Annual Report to Shareholders, and considered whether such information, or the manner of its presentation, was materially inconsistent with its presentation in the financial statements. Our responsibility also includes calling to management's attention any information which we believe is a material misstatement of fact. No such inconsistencies or misstatements came to our attention.

   Significant Accounting Policies and Audit Adjustments

   During the period there were no substantive changes in the accounting policies followed by the Funds in the preparation of their financial statements; nor did we ascertain any significant unusual transactions involving controversial or emerging issues which lack authoritative accounting guidance or consensus.

The Audit Committee
Citizens Trust
July 30, 1997
Page Two




   Management Judgments and Accounting Estimates

   Accounting estimates, based upon management's judgments, are an integral part of an entity's financial statements. Those judgments are normally based on knowledge and experience about past and current events and assumptions about future events. Certain accounting estimates are particularly sensitive because of their significance to the financial statements and because of the possibility that future events affecting them may differ markedly from management's current judgments. All accounting estimates based on management's judgments, including the valuation of restricted securities owned by Citizen Index Portfolio which represented .11% of the Portfolio's net assets, were considered reasonable in relation to their significance to the financial statements and financial highlights.

   Significant Audit Adjustments

   For purposes of this letter, professional standards define a significant audit adjustment as a proposed correction of the financial statements that, in our judgment, may not have been detected except through our auditing procedures. The definition includes adjustments that were not recorded by the Funds because they are not material to the current financial statements but might be potentially material to future financial statements. No significant adjustments arose during our audit engagement.

   Disagreements with Management

   For purposes of this letter, professional standards define a disagreement with management as a matter, whether or not resolved to our satisfaction, concerning a financial accounting, reporting, or auditing matter which could be significant to the Funds' financial statements or the auditor's report. We are pleased to report that no such disagreements arose during the course of our audits.

   Consultation with Other Accountants

   Management   has  informed  us  that  they  have  not  consulted  with  other accountants during the year about auditing and accounting matters.

   Major Issues Discussed with Management Prior to Our Retention

   We  had  no  discussions  with  management   concerning  the  application  of
   accounting principles or auditing standards prior to being retained as auditors for the current period.

   Difficulties Encountered in Performing the Audits

   We  are  pleased  to  report  that  we  received  excellent   assistance  and
   cooperation  from  management  and  their   personnel,   and  encountered  no
   difficulties in completing our audit engagements.

   Management Consulting Fees

   We did not render any management advisory services to the Funds or the Trust during the period ended June 30, 1997.

The Audit Committee
Citizens Trust
July 30, 1997
Page Three




      This letter is solely for the internal use of the Audit Committee, the Board of Trustees, and management of Citizens Trust, and should not be distributed to any other persons or used for any other purpose.

                                              Very truly yours,



                                              TAIT, WELLER & BAKER